Exhibit 24 (b) (10) (b)



STEPHEN E. ROTH
DIRECT LINE: 202-383-0158
INTERNET: SROTH@SABLAW.COM


                                 April 30, 2004


Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604

                  Re:      NATIONAL VARIABLE ANNUITY ACCOUNT II

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 16 to the Registration Statement on Form N-4 by National Variable Annuity Account II for certain variable annuity contracts (File No. 333-19583). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                SUTHERLAND ASBILL & BRENNAN LLP

                                /s/ Stephen E. Roth
                                -------------------------------
                                By:  Stephen E. Roth